UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2006

DIGITAL YOUTH NETWORK CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada

(State or other jurisdiction of incorporation)

0-32715

(Commission File Number)

98-0343194

(IRS Employer Identification No.)

#300 – 1847 West Broadway, Vancouver, British Columbia, Canada V6J 1Y6

(Address of principal executive offices and Zip Code)

(604) 682-6203

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 23, 2006 Jason Jaspar and David Desmond Paden were appointed to our board of directors to fill vacancies left by the resignation of former directors Roland Sartorius and Jerry McKenzie. Mr. Paden was also appointed as our Chief Operating Officer.

On June 29, 2006, Mr. Raymond Mol resigned from all of his offices with our company, though he remains a member of our board of directors. Mr. Daniel Reitzik resigned from his office as our Chief Financial Officer, though he, too, remains a member of our board of directors. Upon accepting these resignations, our board of directors appointed David Desmond Paden as our President, Daniel Reitzik as our Chief Operating Officer and Jason Jaspar as our Chief Financial Officer.

Jason Jaspar

Mr. Jaspar, who has been the Secretary of our company since October 7, 2003, co-founded “Isitaboyorgirl.com Enterprises Inc.”, an online baby photography services for new parents during calendar year 2000. In 2002, Mr. Jaspar sold this company to a public company. Mr. Jaspar was involved with A&B Sound in many different capacities from 1991 to 2000 including playing a key role in introducing improved management practices to human resources, training and education, sales manager and retail sales. Mr. Jaspar is a graduate of Trend College (a small business college) with a degree in Sales and Marketing and Business Management Graduate of the Dale Carnegie Management Program. Mr. Jaspar has been the Chief Operating Officer and a member of the board of directors of our majority-owned subsidiary, DY Mobile Inc., since prior to our acquisition of our majority interest in that company in October, 2003.

Mr. Jaspar is not a director or officer of any other reporting company. He is 34 years of age.

There have been and are no transactions between us and Mr. Jaspar other than his appointment as our officer and director.

David Desmond Paden

Mr. Paden was an officer in the United States Marine Corps. In the past 30 years he has served in the Chicago investment banking community, both with his own firm and with two major Wall Street investment banking firms. He has been a consultant/analyst to many publicly held companies. In the past 5 years he has successfully completed 10 acquisitions, refinances and equity infusions. He is the founder and CEO of Total Source Financing. Mr. Paden graduated from the University of Detroit and did graduate study at Loyola University. He also graduated from New York Institute of Finance. Mr. Paden is 71 years of age.

Mr. Paden is not a director or officer of other reporting companies

Mr. Paden has been a party to the following agreements with our company:

1.             Private placement subscription agreement dated December 2, 2005 whereby Mr. Paden received 125,000 units of our company at a price of $0.12 per unit for a total purchase price of $225,118. Each unit consists of one common share and one non-transferable share purchase warrant exercisable at $0.40 per share until December 31, 2005. The warrant expired unexercised;

2.             Private placement subscription agreement dated April 5, 2006 whereby Mr. Paden received 62,500 shares of our company at a price of $0.08 per share for a total purchase price of $5,000;

3              Private placement subscription agreement dated April 21, 2006 whereby Mr. Paden received 62,500 shares of our company at a price of $0.08 per share for a total purchase price of $5,000.

There are no family relationships between Mr. Jaspar and Mr. Paden and any of our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL YOUTH NETWORK CORP.

/s/ David Desmond Paden

By: David Desmond Paden

President and Director

Date: June 29, 2006